Exhibit 21.1
Subsidiaries and Affiliates of WABCO Holdings, Inc.

Name	Jurisdiction of Incorporation
WABCO Holdings B.V.	Netherlands
WABCO Europe Holdings LLC	Delaware
WABCO Europe BVBA	Belgium
WABCO International LLC	Delaware
WABCO Financial Services BVBA	Belgium
Clayton Dewandre Holdings Ltd.	United Kingdom
Meritor WABCO Vehicle Control Systems, a partnership	Delaware
Shangdong WABCO Automotive Products Co., Ltd.	China, People's Republic of
WABCO Air Compressor Holdings Inc.	Delaware
WABCO Asia Private Ltd.	Singapore
WABCO Australia Pty Ltd.	Australia
WABCO Austria GesmbH	Austria
WABCO Automotive AB	Sweden
WABCO Automotive B.V.	Netherlands
WABCO Automotive Control Systems Inc.	Delaware
WABCO Automotive Italia S.r.L.	Italy
WABCO Automotive Pension Trustees Ltd.	United Kingdom
WABCO Automotive Products Ltd.	Cayman Islands
WABCO Automotive South Africa, a partnership	South Africa
WABCO Automotive UK Limited	United Kingdom
WABCO Belgium BVBA	Belgium
WABCO do Brasil Industria e Comercio de Freios Ltda	Brazil
WABCO brzdy k vozidlum spol.s.r.o.	Czech Republic
WABCO B.V.	Netherlands
WABCO (China) Co Ltd.	China, People's Republic of
WABCO Compressor Manufacturing Co, a partnership.	Delaware
WABCO Development GmbH, Hanover	Germany
WABCO Espana S.L.U	Spain
WABCO Europe Holdings B.V.	Netherlands
WABCO Expats Inc.	Delaware
WABCO Fahrzeugsysteme GmbH, Hanover	Germany
WABCO France SAS	France
WABCO GmbH (Hanover)	Germany
WABCO Group Inc.	Delaware
WABCO Group International Inc.	Delaware
WABCO IP Holdings LLC	Delaware
WABCO Hong Kong Ltd.	Hong Kong
WABCO Japan Inc.	Japan
WABCO Korea Ltd.	Korea
WABCO Logistics (Qingdao) Co., Ltd.	China, People's Republic of
WABCO Logistik GmbH	Germany
WABCO North America LLC	Delaware
WABCO Polska Spólka z ograniczona odpowiedzialnoscia	Poland
WABCO Radbremsen GmbH	Germany

WABCO Sandown B.V.	Netherlands
WABCO (Schweiz) GmbH / WABCO (Suisse) Sarl (French)	Switzerland
WABCO Services SAS	France
WABCO (Shanghai) Management Co., Ltd	China, People's Republic of
WABCO Holding GmbH	Germany
WABCO Systeme GmbH	Germany
WABCO Arac Kontrol Sistemleri Destek ve Pazarlama Limited Sirketi	Turkey
WABCO Testbahn GmbH	Germany
WABCO Middle-East and Africa FZCO	Dubai
WABCO INDIA LIMITED	India
Guang Dong WABCO Fuwa Vehicle Brakes Co., LTD.	China, People's Republic of
WABCO Foundation Brakes Private Limited	India
WABCOWURTH Workshop Services GmbH, a partnership	Germany
WABCO Centro de Distribuicao de Pecas Automotivas Ltda	Brazil
Ephicas B.V.	Netherlands
WABCO Polska Sprzedaz Spólka z ograniczona odpowiedzialnoscia	Poland
WABCO RUS LLC	Russia
WABCO Vostok LLC	Russia
WABCO (Thailand) Limited	Thailand
WABCO C.V.	Netherlands